Exhibit 24

POWER OF ATTORNEY

The undersigned hereby appoints each of Lindsay Drucker Mann and Sarit Rosenberg, or either of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Oddity Tech Ltd. (the “Company”), Forms 3, 4 and 5, in accordance with and as required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, following the prior written approval of the undersigned or a representative of the undersigned (email being sufficient);

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 or any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority, in each case, following the prior written approval of the undersigned or a representative of the undersigned (email being sufficient); and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as have received the prior written approval of the undersigned or a representative of the undersigned (email being sufficient) ..

Subject to the terms and conditions set forth herein, the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of February, 2026.

Signature

Shiran Holtzman-Erel
Print Name

/s/ Shiran Holtzman-Erel
Signature

NOTARIZATION

State of New York

County of New York

This Power of Attorney was acknowledged before me on February 27, 2026

By: Shiran Holtzman-Erel

/s/ Jamie S Blair
Notary Signature [Notary Seal]